UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 7, 2015

MANHATTAN SCIENTIFICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York, 10174

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On May 7, 2015, Manhattan Scientifics, Inc. (“Manhattan”) posted on its website a letter to shareholders from Robert Proulx, President and Chief Operating Officer of Senior Scientific LLC, a wholly owned subsidiary of Manhattan. The letter is available on the Manhattan’s web site (http://mhtx.com/news-and-media/press-releases/a-letter-from-the-new-president-of-senior-scientific-llc/). The letter provides a brief overiew and a description of future plans.

A copy of the shareholder letter is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing. Cautionary Statements

This filing and attached exhibits includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations and financial performance. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Shareholder letter dated May 7, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: May 7, 2015	By	/s/ Emmanuel Tsoupanarias
New York, New York		Name: Emmanuel Tsoupanarias
Title: Chief Executive Officer